Exhibit 99.3

 Forward-Looking Statements  1  This document describes long-term trends and is not about the recently completed fiscal quarter. This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net earnings, net earnings per share, free cash flow, operating profit, debt to EBITDA ratio, or other financial items; any statements of expectation or belief; any statements regarding HP’s long term plan, future strategy, potential future share repurchases, other potential returns of capital or any potential strategic transactions; any statements relating to the plans, strategies and objectives of management for future operations, including, but not limited to, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, including any projections of the amount, timing or impact of cost savings or restructuring or other charges, planned structural cost reductions and productivity initiatives, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; and any statements of assumptions underlying any of the foregoing.  Risks, uncertainties and assumptions include factors relating to HP’s ability to execute on its strategic plan, including the recently announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; potential developments involving Xerox Holdings Corporation; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the novel coronavirus, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC. Certain financial information set forth in this document reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from amounts reported in HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020, April 30, 2020 and July 31, 2020, Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

 Forward-Looking Statements  2  Important Information This document is not an offer to purchase or a solicitation of an offer to sell any securities.  If a tender offer or exchange offer is commenced, HP will file with the SEC a solicitation/recommendation statement on Schedule 14D-9.  Any solicitation/recommendation statement filed by HP that is required to be mailed to stockholders will be mailed to HP stockholders. HP STOCKHOLDERS ARE ADVISED TO READ HP’s SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the solicitation/recommendation statement on Schedule 14D-9 (when available), as well as any other documents filed by HP in connection with any tender offer or exchange offer, without charge at the SEC’s website at www.sec.gov. HP intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting of Stockholders. Any definitive proxy statement and a white proxy card will be mailed to HP’s stockholders. HP STOCKHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by HP may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of HP’s website at http://www.hp.com. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501. Certain information contained in this document and statements made orally during this presentation relates to or is based on publications and other data obtained from third-party sources.  While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third-party sources.  Permission to use quotes was neither sought nor obtained. Certain Information Concerning Participants HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. HP stockholders may obtain information regarding the names, affiliations and interests of HP’s directors and executive officers in HP’s Annual Report on Form 10-K for the year ended October 31, 2019, which was filed with the SEC on December 12, 2019, and its proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on February 26, 2019. To the extent holdings of HP securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement to be filed by HP with the SEC in connection with the 2020 Annual Meeting, if and when it becomes available.

Q120 EARNINGS MESSAGE BOX

1 OUT OF THE GATE STRONG IN Q1

- Non-GAAP EPS up 25% -11 cents above consensus; a terrific result
- 17th straight quarter we've beat or met on EPS – that's every single quarter since split
- Revenue up 1% in CC, in-line with consensus, with OP dollars up 16%
- Executing Print strategy with continued progress – but the headline is PS – an execution machine once again hitting it out of the park
- Results demonstrate the impact of moves we began implementing last year
- Raising our full-year outlook….expect non-GAAP EPS of $2.33 to $2.43.
- Attractive opportunities across our biz -- multiple engines of value creation

2 MOVES WE MADE LAST YEAR ARE PAYING OFF

Advancing our leadership in PS and Print

- PS: Grew Rev for 15th straight qtr. OP of 6.7%. 47% of HP profit mix.
  - Reinventing experiences. Expanding ecosystem. Growing services/solutions
- Print: lead w/innovation & evolving biz models; cont'd progress against plan
  - Instant Ink over 6M subscriptions for first time & solid growth in MPS

Disrupting industrial businesses with our tech & IP

- Graphics: An additional $100M deal with ePac for 24 Indigo presses
- 3D Printing: E2E cust solutions. New Balance/Superfeet-3DP caps for insoles

Transforming the way we work

- Simpler, faster, more agile org; more digitally-powered & data-driven
- Creating capacity needed to reinvest in innovation
  - Tremendous energy & excitement among customers/partners

STRONG AND GETTING STRONGER

3 ON A MISSION TO MAXIMIZE SHAREHOLDER VALUE

New 3-year plan and financial targets – demonstrates opportunities ahead

- Significant earnings growth
- From non-GAAP EPS of $2.24 in FY19 to range of $3.25 to $3.65 in FY22
- Aggressive $16B capital return program that further optimizes our balance sheet
- As part of program at least $8B share repurchase within 12 mths following AM
- Three-year cumulative free cash flow of $10.7 to $11.7B
- Increasing LT capital return target to 100% of free cash flow
- Executing against structural cost reductions & productivity
- LT operating margin target range for PS & Print
  - PS: 3.5 to 5.5%; Print: 16 to 18%
  - Driven by innovation, mix shift, cost takeout
- Multiple levers to create value; a proven ability to deliver on our commitments

4 WRITING A NEW CHAPTER – AND DELIVERING

- Q1 results & 3-year-plan are proof positive of our ability to create value
- Our velocity in the marketplace confirms the strength of our plan
- Our track record of execution gives us great confidence in the future
- Closer to customers & partners than ever – allowing us to take our game to the next level

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VALUE PLAN MESSAGE BOX

1 MULTIPLE ENGINES OF VALUE CREATION

- Our 3-year value creation plan demonstrates the attractive opportunities ahead for HP
- Significant earnings growth
- Continuing to execute against structural cost reductions & productivity: >$2B
- Driving margin expansion
  - PS: Create new experiences and compute models, grow lifetime value (attach, services/solutions), drive cost advantages
  - Print: Evolve biz models, grow contractual, increase supplies share, take out costs
  - Industrial: Expand ecosystem of end-to-end solutions (Graphics & 3DP)
- Aggressive capital return program that further optimizes our balance sheet

2 CREATING VALUE FOR SHAREHOLDERS

New 3-year plan & financial targets demonstrate attractive opps ahead
- FY22 non-GAAP EPS of $3.25 to $3.65. > 45% earnings growth
- Aggressive $16B capital return program, 50% of current market cap

Aggressive capital return and cost reduction programs
- Announced $16B capital return program; approx. 50% of current market cap
- Cumulative free cash flow of $10.7 to $11.7B (FY20-22)
- LT capital return target to 100% of free cash flow
- Of $1.2B of structural cost savings by FY22, $650M flow through to bottom line

Driving value creation and margin expansion across our businesses
- Total OP dollars in the range of $4.7B to $5.1B by FY22
- Increasing LT operating margin target range for PS & Print
  - PS: 3.5 to 5.5%; Print: 16 to 18%
  - Driven by innovation, mix shift, cost takeout
  - Multiple levers to create value; proven ability to deliver on targets

STRATEGIC & FINANCIAL PLAN FOR SHAREHOLDER VALUE CREATION

3 BUSINESS IS STRONG AND GETTING STRONGER

- We are a company with an incredibly strong foundation
- HP is a market leader across the globe in Print and PS
- We have a proven track record of delivering on our commitments
  - Have grown revenue by $10.5 billion over the last three years
  - Beat or met our non-GAAP EPS for 17 straight quarters
  - Leading our markets in innovation and operational execution
- As far as we've come, we still have significant opportunity ahead
- And we have a clear strategy to create value

4 PLAYING OUR OWN GAME – PLAYING TO WIN

- Strength in our markets and track record of execution gives us great confidence in the future
- Our 3-year-plan is proof positive of our ability to create value
- Consolidation can create value (e.g Samsung Print)… but must benefit HP
- Strong Q1 results show our strategy is working (Advance/Disrupt/Transform)
- We've only scratched the surface of what we can achieve

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